Exhibit 99.1
For Immediate Release
Worthington Industries Acquires Precision Specialty Metals
COLUMBUS, Ohio, August 16, 2006—Worthington Industries, Inc. (NYSE:WOR) announced today that it has acquired Precision Specialty Metals, Inc. (PSM), a processor of stainless steel located in Los Angeles, California, for $33.7 million in cash. The purchase price is subject to change pursuant to a working capital adjustment and an earnout that could be paid based on certain targets being met through 2009. The revenues of PSM were approximately $50 million for the last calendar year. PSM will be included in Worthington’s Steel Processing business segment.
The acquisition is expected to be nominally accretive to earnings per share in fiscal 2007.
Worthington Steel President, Joe Harden, stated, “This transaction represents a natural extension of our focus on value-added processing of flat-rolled steel, providing us with a new product line, stainless steel, and a West Coast base for the introduction of carbon flat-rolled steel processing.”
About Worthington Steel
Worthington Steel, a Worthington Industries company, is one of America’s largest independent steel processors of flat rolled steel. Operating 11 facilities across the United States, the company offers the widest range of services in the industry including acrylic coating, cleaning, cold-rolling, configured blanking, cutting-to-length, dry lubricating, edging, galvannealing, hot-dipped galvanizing, hydrogen annealing, pickling, slitting, temper rolling and tension leveling.
About Worthington Industries
Worthington Industries is a leading diversified metal processing company with annual sales of approximately $3 billion. The Columbus, Ohio, based company is North America’s premier value-added steel processor and a leader in manufactured metal products such as metal framing, pressure cylinders, automotive past model service stampings, metal ceiling grid systems and laser welded blanks. Worthington employs more than 8,000 people and operates 61 facilities in 10 countries.
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Worthington Industries
August 16, 2006

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company’s foundation. Worthington Industries is listed as one of America’s Most Admired Companies and one of the 100 Best Companies to Work For in America by Fortune magazine.
Safe Harbor Statement
The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (“the Act”). Statements by the company relating to the expected benefits of the acquisition such as market profile and product offering and projected timing, results and expenditures related to the acquisition; future, estimated or expected earnings, charges, working capital, sales, operating results, earnings per share or the earnings impact of certain matters; pricing trends for raw materials and finished goods; new products and markets; and other non-historical matters constitute “forward looking statements” within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation: the possibility that costs or difficulties related to the integration of the business acquired are greater than expected and any resulting synergies following the acquisition are lower or take longer to realize than expected; the ability to maintain relationships with customers of the acquired business; product demand and pricing, changes in product mix and market acceptance of products; fluctuations in pricing, quality or availability of raw materials (particularly steel), supplies, utilities and other items required by operations; the ability to realize price increases, cost savings and operational efficiencies on a timely basis; capacity levels and efficiencies within facilities and within the industry as a whole; financial difficulties of customers, suppliers, and others with whom the company does business; the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn; the effect of adverse weather on facility and shipping operations; changes in customer spending patterns and supplier choices and risks associated with doing business internationally, including economic, political and social instability and foreign currency exposure; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the company in the application of its significant accounting policies; level of imports and import prices in the company’s markets; the impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in filings with the United States Securities and Exchange Commission.
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